Exhibit 10.1

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made as of September 4, 2026 (the “Closing Date”), by and among Black Pearl Equities II LLC, a New York limited liability company (“Parent”), Tortuga Acquisition Sub Inc, a Utah corporation (“Merger Sub”), and, from and after the Effective Time, together with Selectis Health, Inc., a Utah corporation, as the surviving corporation of the Merger as provided in §2.5 (the “Surviving Corporation” and, collectively with the Parent and Merger Sub, the “Borrowers”), Milrose Capital, LLC, a Delaware limited liability company (“Milrose”) and SCG Experts Corp. (“SCG” and, together with Milrose, each a “Lender” and, collectively, “Lenders”), and Milrose, in its capacity as collateral agent for the Secured Parties, together with its successors in such capacity, the “Agent”.

R E C I T A L S

WHEREAS, Merger Sub entered into a debt commitment letter with Lenders, dated as of June 17, 2026 (the “Commitment Letter”), in connection with the Merger Agreement; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Parent and Merger Sub desires to obtain loans from the Lenders, and Lenders are willing to make such loans, on the terms and subject to the conditions provided below.

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1. DEFINITIONS AND RULES OF INTERPRETATION.

§1.1 Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Acceptance Time. Has the meaning ascribed to such term in the Merger Agreement.

Account. any and all Accounts (as that term is defined in Article 9 of the UCC) whether now existing or hereafter arising in which the Borrowers or any of their Subsidiaries have rights.

Actual Debt Service. For any period, the sum of (i) all actual interest paid or payable by Borrowers, (ii) regularly scheduled principal payments of Borrowers (other than any balloon, bullet, or early repayment or similar principal repayment or principal payment due at maturity), (iii) preferred Distributions by any Borrower, and (iv) Taxes paid or payable during such period by any Borrower. Notwithstanding the foregoing, for the period from the Effective Time through and including the First Payment Date, for purposes of calculating Actual Debt Service, the principal and interest on the Term Loans shall be calculated based on an assumed payment of principal and interest calculated using the Interest Rate and an amortization schedule of forty-eight (48) months.

Actual Debt Service Coverage Ratio. As of any date of calculation, for any measurement period, for all the Real Estate in the aggregate, the ratio of (a) EBITDA from the Borrowers or their Subsidiaries on a consolidated basis (without duplication) to (b) Actual Debt Service, in each case, calculated on a consolidated basis in accordance with GAAP for the such period.

Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote more than fifty percent (50%) of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing more than fifty percent (50%) of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agreement. This Credit Agreement, as the same may be amended, modified, supplemented and/or extended from time to time, including the Schedules and Exhibits hereto.

Anti-Corruption Laws. All Legal Requirements of any jurisdiction applicable to the Credit Parties concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

Anti-Money Laundering Laws. All Legal Requirements related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

Authorized Officer. Any of the following Persons: Abraham Schwartz or Schneur Zalman Schapiro or such other Persons as Borrowers shall designate in a written notice to Agent.

Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Bankruptcy Event. With respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a Governmental Authority in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a Governmental Authority of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person or another debtor (and the consolidation of such Person or its assets therein) of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent in writing to the entry of an order for relief in an involuntary case under any such law, or consent in writing to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or make any general assignment for the benefit of creditors; or (iv) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Legal Requirement, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within sixty (60) days) or shall consent in writing to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Debtor Relief Law or consent in writing to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (vi) such Person shall admit in writing an inability to pay its debts generally as they become due.

Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.

Borrower Representative. Parent.

Business Day. Shall mean any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

Capital Lease Obligations. With respect to the Corporate Credit Parties for any period, the obligations of the Corporate Credit Parties or any Subsidiary of any of them to pay amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of the Borrowers under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Capital Stock shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.

Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control. Change of Control shall exist upon the occurrence of any of the following:

(a) Abraham Schwartz and Schneur Zalman Schapiro shall fail to own and control, directly or indirectly, 100% of the Equity Interests of Holdings, or Holdings shall fail to own and control, directly, 100% of the Equity Interests of Parent;

(b) From and after the Effective Time, except as contemplated in connection with the Warrants, Parent shall fail to own 100% of all issued and outstanding any and all classes or series of shares of capital stock of Surviving Corporation; or

(c) From and after the Effective Time, Surviving Corporation shall fail to own and control 100% of each of the Subsidiaries.

Code. The Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

Commitment. As to each Lender, its Term Loan Commitment set forth on Schedule 1.1 hereto.

Commodity Exchange Act. The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Control. With respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (provided, such power shall not be vitiated by granting to otherwise non-controlling investors voting, consent or approval rights with respect to matters customarily characterized as “major decisions”), through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

Corporate Credit Party(ies). Individually and collectively, all Credit Parties other than any Guarantor.

Credit Party(ies). Individually and collectively, the Borrowers, all Subsidiaries of the Borrowers and the Guarantors.

Debtor Relief Laws. The Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default. See §10.1.

Default Rate. See §3.2.

Designated Jurisdiction. At any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

Distribution. Any (a)(i) dividend or other distribution, direct or indirect, guaranteed payment, profit share or other return of capital, on account of any Equity Interest of a Corporate Credit Party, now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interests to the holders of that class, (ii) loans or advances (other than salaries), to any shareholder(s), member(s) or other owner(s) of a Corporate Credit Party, (iii) any lease or rental payments to an Affiliate of a Borrower, other than Rents paid pursuant to the Facility Leases, or (iv) repayments of Indebtedness held by any Person holding an Equity Interest in a Corporate Credit Party or an Affiliate of a Corporate Credit Party; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of a Corporate Credit Party now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of a Corporate Credit Party now or hereafter outstanding.

Division and/or Divide. Each refer to a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant to a plan of division or otherwise, including, pursuant to the Delaware Limited Liability Company Act.

Dollars or $. Dollars in lawful currency of the United States of America.

EBITDA. For any Person and its Subsidiaries, an amount derived from the following during any given period (a) Net Income, plus (b) to the extent included in the determination of Net Income, depreciation, amortization, interest expense (including any preferred dividends), any provision for (or minus any benefit from) income taxes, property acquisition fees, any non-recurring fees or expenses, any extraordinary losses (or minus any gains), such as those resulting from sales or payment of Indebtedness but excluding FAS 141 accruals or similar adjustments, in each case, as determined on a Consolidated basis in accordance with GAAP (unless otherwise indicated herein); provided, however that any federal, state or local government stimulus payments received during the applicable period shall be excluded from the calculation of EBITDA. In addition, Agent may make such other minor adjustments in the calculation of “EBITDA” as requested by Borrowers and deemed reasonably necessary by Agent for the purposes hereof.

Effective Time. Shall have the meaning ascribed to such term in the Merger Agreement.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer. Such firm or firms of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws. As amended from time to time, the Federal Resource Conservation and Recovery Act of 1976; the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980; the Federal Hazardous Materials Transportation Control Act; the Federal Clean Air Act; the Federal Water Pollution Control Act, Federal Clean Water Act of 1977; the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978; the Federal Endangered Species Act; the Federal Toxic Substances Control Act; the Federal Safe Drinking Water Act; and all other Laws relating to (a) the use, release, handling, storage, transportation, clean-up, or other disposal of Hazardous Material, (b) the water quality, air quality, soils quality, or other environmental quality of real property and improvements constructed upon real property, (c) Wetlands, or (d) the protection of endangered species.

Equity Interests. With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidance issued thereunder.

ERISA Affiliate. Any Person that is subject to ERISA and is treated as a single employer with the Parents, Guarantors or their Subsidiaries under §414 of the Code or §4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which Borrower, any Guarantor or an ERISA Affiliate could have liability under §4062(e) or §4063 of ERISA.

Event of Default. See §10.1.

Excluded Taxes. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any Loan or its Commitments pursuant to Legal Requirements in effect on the date on which such Lender acquires such interest in the Loan or its Commitments, and (c) any U.S. federal withholding Taxes imposed under FATCA.

FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

GAAP. Generally accepted accounting principles in the United States consistently applied.

Governmental Authority. Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors. Collectively, each Person that shall execute a Guaranty to and for the benefit of the Agent on behalf of the Lenders.

Guaranty. Shall mean the Guaranty executed by Guarantor in favor of Agent for the ratable benefit of Lenders.

Hazardous Substances. Any waste, pollutants, contaminants, gasoline, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, petroleum or petroleum products, asbestos, tremolite, anthophyllite or actinolite, polychlorinated biphenyls, explosives, radioactive materials, or any other chemical, substance, or material that: (a) after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains will, or may reasonably be anticipated to, cause death, disease, bodily injury, birth defects, behavior abnormalities, cancer, or genetic abnormalities, or (b) is now or at any time in the future becomes regulated under, or is defined, classified or designated as hazardous, toxic, radioactive or dangerous, or other similar term or category under, any Law.

Health Care Facility shall mean any skilled nursing facility (including any “campus” facility), assisted living facility, independent living facility, memory care facility, or other similar health care facility.

Health Care Laws. means all applicable state and federal statutes, codes, ordinances, orders, rules and regulations relating to (a) patient healthcare or patient healthcare information, including HIPAA, the Health Information Technology for Economic Clinical Health Act provisions of the American Recovery and Investment Act of 2009 and the respective rules and regulations promulgated thereunder by any Governmental Authority, and all other applicable state and federal laws regarding the privacy and security of protected health information and other confidential patient information, (b) the establishment, construction, ownership, operation, licensure, use or occupancy of any Health Care Facility or any part thereof as a Health Care Facility, as the case may be, (c) all conditions of participation pursuant to Medicare or Medicaid certification, and (d) all applicable state and federal statutes, codes, ordinances, orders, rules, and regulations relating to fraud and abuse, including Public Law No. 111-148 (2010) (Patient Protection and Affordable Care Act, as amended, commonly referred to as the “PPACA”), Section 1128B(b) of the Social Security Act, 42 U.S.C. Sections 1320a-7, 1320a-7(a) and 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and Section 1877 of the Social Security Act, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as the “Stark Law,” Section 1128A of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(a) (Civil Monetary Penalties), commonly referred to as the “Civil Monetary Penalties Law,” and 31 U.S.C. Section 3729-33, commonly referred to as the “False Claims Act.”

Health Care Permits. All permits, licenses, franchises, agreements, certificates and other approvals or authorizations of Governmental Authorities as are necessary under applicable law or regulations to own its properties and conduct its business (including without limitation such permits as are required under such federal, state and other Health Care Laws, and under similar licensure laws and such insurance laws and regulations, as are applicable thereto).

HIPAA. Collectively, (i) Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case, with respect to the laws described in clauses (i), (ii) and (iii) of this definition, as amended and in effect from time to time, and any successor statutes thereto and the regulations promulgated thereunder.

Holdings. Black Pearl Equities LLC, a New York limited liability company, which owns, directly, 100% of the Equity Interests of Parent.

Indebtedness. Without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business, fees paid under advisory agreements and other reasonable fees paid to affiliates), (f) all Indebtedness (excluding non-recourse carve-out guarantees until such time as such Person is called upon to make payments under any of these guarantees, at which time such guarantees shall thereafter be included in the definition of Indebtedness to the extent of the actual liability thereunder) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person in an amount equal to the lesser of such Indebtedness or the value of the encumbered property, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others (excluding non-recourse carve-out guarantees until such time as such Person is called upon to make payments under any of these guarantees, at which time such guarantees shall thereafter be included in the definition of Indebtedness to the extent of the actual liability thereunder), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent such Indebtedness is recourse to such Person.

Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

Legal Requirements. All applicable federal, state, county and local laws, rules, regulations, codes and ordinances in each case of any Governmental Authority or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lien. See §7.2.

LLC Division. In the event any Borrower or any Guarantor is a limited liability company, (i) the division of any such Borrower or any such Guarantor into two or more newly formed limited liability companies (whether or not any such Borrower or any such Guarantor is a surviving entity following any such division) pursuant to, in the event any such Borrower or any such Guarantor is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event any such Borrower or any such Guarantor is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.

Loan and Loans. A Term Loan (or Loans), as the case may be, to be made by the Lenders to Borrowers hereunder. All Loans shall be made in Dollars.

Loan Documents. This Agreement, the Notes, the Guaranty, the Security Documents, the Pledge Agreements and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of any Borrower or Credit Party in connection with the Loans and intended to constitute a Loan Document.

Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, financial condition or results of operations of the Borrowers and their respective Subsidiaries considered as a whole; (b) the ability of any Credit Party to perform its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents with respect to the material rights or remedies of Agent or the Lenders thereunder.

Medicaid. Collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Government Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended and in effect from time to time.

Medicare. Collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended and in effect from time to time.

Merger. Has the meaning ascribed to such term in the Merger Agreement.

Merger Agreement. That certain Agreement and Plan of Merger, dated as of June 22, 2026, by and among Parent, Merger Sub and Selectis Health, Inc., a Utah corporation (“Selectis”).

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

Net Income (or Loss). With respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

Notes. Collectively, the Term Loan Notes.

Notice. See §16.

Obligations. The term “Obligations” shall mean and include:

(a) The payment of the principal sum, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) at variable rates, charges and indebtedness owing by the Credit Parties to the Agent or any Lender, pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan, whether or not evidenced by the Note, including any extensions, renewals, replacements, increases, modifications and amendments thereof, given by Borrowers to the order of the respective Lenders;

(b) The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Borrowers under and pursuant to this Credit Agreement or the other Loan Documents; and

(c) The payment of all costs, expenses, reasonable legal fees and liabilities incurred by Agent and the Lenders in connection with the enforcement of any of Agent’s or any Lender’s rights or remedies under this Credit Agreement or the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed.

OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

Offer. Has the meaning ascribed to such term in the Merger Agreement.

Offer Conditions. The conditions to the Offer set forth in Exhibit A to the Merger Agreement.

Operator. With respect to any Health Care Facility owned or leased by a Subsidiary of Borrower, means any licensed operator, any other manager of a Real Estate, the subtenant under a sublease, the property sublessee or the operator under any management agreement, lease or other similar agreement regarding the management and operation of the Real Estate between a Credit Party, on the one hand, and an Operator, on the other hand, in each case, approved by Agent as required by this Agreement and any successor to such Operator approved by Agent and Required Lenders. If, with respect to any Real Estate, there exists a property manager, a tenant under a lease and a property sublessee, or any combination thereof, then “Operator” shall refer to all such entities, collectively and individually as applicable and as the context may require.

OSHA. The Occupational Safety and Health Act of 1970, as amended and in effect from time to time, and any successor statute thereto.

Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

Outstanding. With respect to any Loan, the aggregate unpaid principal thereof as of any date of determination, after giving effect to any borrowings or prepayments thereof occurring on such date.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens. Liens, security interests and other encumbrances expressly permitted by §7.2.

Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Pledge Agreement. Shall mean each Equity Interest Pledge Agreement now or hereafter entered into between a Credit Party and Agent, for the benefit of the Lenders.

Real Estate. With respect to any Corporate Credit Party or its Subsidiaries, all real property and fixtures at any time owned or leased (as lessee or sublessee) by such Person.

Recipient. Each of the Agent and each Lender.

Release. See §5.16(c)(iii).

Required Lenders. As of any date, Lenders whose aggregate Total Exposure Percentage is greater than fifty one percent (51%); provided, however, that so long as there are only two (2) Lenders hereunder, for the purposes hereof, “Required Lenders” shall be both Lenders.

Sanctioned Person. Any Person that is (i) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, His Majesty’s Treasury, the European Union or any other Governmental Authority, (ii) any Person located, operating, organized or resident in a Designated Jurisdiction, (iii) an agency of the government of a Designated Jurisdiction, or (iv) any Person Controlled by any Person or agency described in any of the preceding clauses (i) through (iii).

Sanction(s). Any sanction administered or enforced by the United States government or any agency or instrumentality thereof (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

Senior Debt. That certain Indebtedness of certain Subsidiaries of Surviving Corporation in existence as of the date hereof and more particularly described on Schedule 5.19 attached hereto.

SEC. The federal Securities and Exchange Commission.

Secured Parties. Agent and the Lenders.

Security Agreement. Each Pledge and Security Agreement now or hereafter entered into between a Credit Party and Agent, for the benefit of the Lenders.

Security Documents. Collectively, the Guaranty, the Security Agreement, the Pledge Agreement, the UCC-1 financing statements and any further collateral security agreements or assignments to the Agent for the benefit of the Secured Parties.

State. A state of the United States of America and the District of Columbia.

Subsidiary or Subsidiaries. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

Taxes. Any present or future taxes, levies, imposts, duties, charges, fees, or similar deductions or withholdings that are imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Commitment. With respect to each Term Loan Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Term Loan Lender’s Term Loan Commitment to make or maintain Term Loans to the Borrowers, as the same may be changed from time to time in accordance with the terms of this Agreement.

Term Loan Commitment Percentage. With respect to each Term Loan Lender, the percentage set forth on Schedule 1.1 hereto as such Term Loan Lender’s percentage of the Total Term Loan Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Term Loan Commitments of the Term Loan Lenders have been terminated as provided in this Agreement, then the Term Loan Commitment of each Term Loan Lender shall be determined based on the Term Loan Commitment Percentage of such Term Loan Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Term Loans or Loans. Means each of (i) a term loan in an aggregate principal amount of Ten Million Twenty-Four Thousand Four Hundred Thirty-Seven Dollars and Fifty Cents ($10,024,437.50) made by Milrose to Borrower (“Term Loan A”) and (ii) a term loan in an aggregate principal amount of Eight Million Two Hundred One Thousand Eight Hundred Twelve Dollars and Fifty Cents ($8,201,812.50) made by SCG to Borrower (“Term Loan B”).

Term Loan Facility. The term loan facility established by the Term Loan Lenders for Borrowers in the maximum amount of the Term Loan Commitments.

Term Loan Lender. Collectively, the Lenders which have a Term Loan Commitment or hold a Term Loan, with the initial Term Loan Lenders being identified on Schedule 1.1 hereto.

Term Loan Maturity Date. August 31, 2031, or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof.

Term Loan Notes. Collectively, each promissory note made by the Borrowers in favor of a Term Loan Lender requesting a note in the principal face amount equal to the Term Loan Commitment of such Lender, in substantially the form of Exhibit A hereto, as amended, restated, supplemented or otherwise modified from time to time.

Total Exposure. As to any Lender at any time, an amount equal to the aggregate unpaid Outstanding amount of such Lender’s Term Loans.

Total Exposure Percentage. For any Lender at any time, the percentage of the Total Exposure of all Lenders represented by such Lender’s Total Exposure at such time.

Total Term Loan Commitment. The sum of the Term Loan Commitments of the Lenders. As of the date of this Agreement, the Total Term Loan Commitment is Eighteen Million Two Hundred Twenty Six Thousand Two Hundred Fifty and No/100 Dollars ($18,226,250.00).

UCC or Uniform Commercial Code. The Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

Warrant or Warrants. See §9.12.

§1.2 Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification of such law.

(d) A reference to any Person includes its permitted successors and permitted assigns and in the event any Borrower or a Guarantor is a limited liability company and shall undertake an LLC Division (any such LLC Division being a violation of this Agreement), shall be deemed to include each limited liability company resulting from any such LLC Division.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f) The words “include”, “includes” and “including” are not limiting.

(g) The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i) Reference to a particular “Article” or “§”, refers to that section of this Agreement unless otherwise indicated.

(j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k) The words “the date hereof” or words of like import shall mean the date that this Agreement is fully executed by all parties.

(l) In the event of any change in generally accepted accounting principles after the date hereof or any other change in accounting procedures pursuant to §6.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of Borrowers or Agent, the Borrowers, the Lenders, and the Agent shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrowers as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrowers, the Required Lenders, and the Agent, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(m) To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.

§1.3 Reserved.

§1.4 Divisions. For all purposes under the Loan Documents, in connection with any LLC Division (any such LLC Division being a violation of this Agreement): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

§2. THE TERM LOAN FACILITY.

§2.1 Term Loans. The Term Loan Facility shall be available in a single lump sum disbursement. As soon as practicable following the Acceptance Time, each Lender that has a Term Loan Commitment severally, and not jointly, agrees, on the terms and conditions set forth in this Agreement, including, without limitation, Article 9 hereof, to make a Term Loan to the Borrowers pursuant to such Lender’s Term Loan Commitment, which Loans: (i) can only be incurred once following the Acceptance Time in the pro rata amount of each Lender’s Term Loan Commitment; (ii) once prepaid or repaid, may not be reborrowed; (iii) shall be repaid in accordance with §2.4(b); and (iv) shall not exceed (A) for any Lender at the time of incurrence thereof the aggregate principal amount of such Lender’s Term Loan Commitment, if any, and (B) for all the Lenders at the time of incurrence thereof the Total Term Loan Commitment.

§2.2 Interest.

(a) Interest on Term Loans. The outstanding principal amount of each Term Loan made by each Lender shall bear interest at a rate equal to five percent (5%) per annum (the “Interest Rate”).

(b) Accrual and Payment of Interest. Interest shall accrue from and including the Closing Date to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrowers pursuant to §2.4(b) below.

(c) Computations of Interest. All computations of interest on the Loans shall be made on the actual number of days elapsed over a year of 360 days.

§2.3 Fees.

(a) Computations and Determination of Fees. All computations of fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

§2.4 Voluntary and Scheduled Payments and Prepayments.

(a) Voluntary Prepayments. The Borrowers shall have the right to prepay from time to time any of the Loans owing by it, in whole or in part, without premium or penalty.

(b) Scheduled Payments of Term Loans. Commencing on September 1, 2027 (the “First Payment Date”), and continuing on the first day of each month thereafter through the Term Loan Maturity Date, principal and interest shall be due and payable in the amount of (i) with respect to Term Loan A, the sum of $230,855.71 per month, and (ii) with respect to Term Loan B, the sum of $188,881.95 per month. On the First Payment Date, Borrowers shall pay to Lenders all interest accruing hereunder from the Closing Date through, but not including, the First Payment Date.

§2.5 Assumption at Effective Time. Effective automatically upon the Effective Time (as defined in the Merger Agreement), and without any further action, the Surviving Corporation shall (i) become the “Borrower” for all purposes of the Loan Documents, (ii) assume, and be jointly and severally liable for, all Obligations, and (iii) be bound by all representations, warranties, covenants, and agreements of the Borrower hereunder. Surviving Corporation shall deliver, concurrently with or promptly following the Effective Time, an assumption and joinder agreement, a supporting secretary’s certificate (resolutions and incumbency), and an officer’s certificate confirming the foregoing, together with the Security Documents required by Lenders.

§2.6 Joint and Several Liability; Waivers; Subrogation; Subordination.

(a) The handling of the Term Loan as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result of structuring the Term Loan as a co-borrowing facility. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities and claims of damage or injury asserted and actual out-of-pocket expenses, losses and damages against or of Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Parent or any other action taken by Agent or any Lender with respect to this §2.6 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(b) All Obligations shall constitute joint and several obligations of Borrowers and shall be secured by Agent’s security interest (on behalf of the Secured Parties) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Credit Party to the Agent for the benefit of the Secured Parties, to the extent provided in the Security Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Secured Parties, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any notice given by any Borrower to Agent or any Lender shall bind all Borrowers, and that any notice given by Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrowers actually may have received the proceeds of any of the Loans or other extensions of credit or the amount of such Loans or other extensions of credit received or the manner in which Agent or any Lender accounts among Borrowers for such Loans or the other Obligations on its books and records, and further acknowledges and agrees that Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of Borrowers and that the Secured Parties are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations under the Loan Documents.

(c) Each of Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including those assets owned by the other of Borrowers or any Guarantor) marshaled upon any foreclosure of the lien created by such Security Documents. Each of Borrowers further agrees that the Lenders and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of Borrowers further agrees that upon the occurrence and during the continuance of an Event of Default, the Lenders and Agent may exercise any of such rights and remedies without notice to either of Borrowers except as required by law or the Loan Documents and agrees that neither the Lenders nor Agent shall be required to proceed against the other Borrowers or any other Person or to proceed against or to exhaust any other security held by the Lenders or Agent at any time or to pursue any other remedy in any Lender’s or Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

§2.7 Use of Proceeds. Borrowers shall use the proceeds of the Term Loans to pay the aggregate Offer Price and Merger Consideration pursuant to the Merger Agreement and to pay transaction fees and expenses related thereto, and for no other purpose.

§3. TIMING OF PAYMENTS.

§3.1 Funds for Payments.

(a) All payments of principal, interest, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, not later than 2:00 p.m. (Eastern time) on the Business Day when due (or such later time as is acceptable to the Agent in the event of a payment in full of all Loans and a termination of Commitments hereunder), in each case in lawful money of the United States in immediately available funds. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b) All payments by any Credit Party hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Legal Requirements. Borrowers shall indemnify and hold harmless Lender from and against any Taxes other than Excluded Taxes.

(c) Each party’s obligations under this §3.1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(d) The obligations of the Borrowers to the Lenders under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement or any other Loan Document; (ii) the existence of any claim, set-off, defense or any right which the Borrowers or any of their Subsidiaries or Affiliates may have at any time against the Agent and/or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any this Agreement, any other Loan Document, or any unrelated transaction; (iii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (iv) the occurrence of any Default or Event of Default; and (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

§3.2 Default Interest; Late Charge. During the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to twenty-four percent (24.0%) (the “Default Rate”). In addition, the Borrowers shall pay a late charge equal to five percent (5.0%) of any amount of interest and/or principal payable on the Loans (other than amounts due on the Term Loan Maturity Date, as applicable, or as a result of acceleration), which is not paid by the Borrowers within ten (10) days of the date when due.

§3.3 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrowers, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrowers, the Lenders and the Agent.

§4. CERTAIN GENERAL PROVISIONS.

§4.1 Increased Costs, Illegality, etc

§4.2

(a) In the event that any Lender or other Recipient, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) at any time, that such Lender or other Recipient shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Loans;

(ii) at any time, that the making or continuance of any Loan has become unlawful by compliance by such Lender or other Recipient in good faith with any Change in Law since the Closing Date, or would conflict with any thereof not having the force of law but with which such Lender customarily complies then, and in each such event, such Lender or other Recipient shall (1) on or promptly following such date or time and (2) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and to the Agent of such determination. Thereafter (x) in the case of clause (i) above, the Borrowers shall pay to such Lender or other Recipient, promptly following written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender or other Recipient for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender or other Recipient showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrowers by such Lender or other Recipient shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (y) in the case of clause (ii) above, the Borrowers shall promptly repay such Loan in full.

(b) If any Lender shall have determined that after the Closing Date, any Change in Law regarding capital adequacy or liquidity by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy and liquidity), then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this §4.1(b), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this §4.1(b) upon the subsequent receipt of such notice.

§5. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Agent and the Lenders as follows:

§5.1 Corporate Authority, Etc.

(a) Incorporation; Good Standing. Each Borrower and Subsidiary is a corporation or limited liability company, duly formed pursuant and validly existing and in good standing under the laws of such Person’s state of organization or formation. Each Borrower has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and is in good standing in each jurisdiction where a failure to be so qualified in such jurisdiction could have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Credit Parties is a party and the transactions contemplated hereby and thereby (i) are within the authority of the Corporate Credit Parties, (ii) have been duly authorized by all necessary actions on the part of the Corporate Credit Parties, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Credit Party, except as could not reasonably be expected to result in a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or, to any agreement or other instrument to which a Credit Party is a party where, in the case of any agreement to which any Credit Party is a party, any conflict or default would reasonably be expected to have a Material Adverse Effect, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any Credit Party other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent or except as could not reasonably be expected to result in a Material Adverse Effect.

(c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Credit Parties is a party are valid and legally binding obligations of the Credit Parties enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

§5.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Credit Party is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

§5.3 Litigation. As of the date hereof, there are no actions, suits, proceedings or investigations of any kind pending or to the Credit Parties’ knowledge threatened in writing against any Credit Party before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto. As of the date hereof, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority against or affecting any Credit Party relating to any Health Care Law affecting any Health Care Facility. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, any other Credit Party, any Real Estate, any Health Care Facility or any manager of a Health Care Facility, which, if adversely determined, could individually or in the aggregate have a Material Adverse Effect. As of the date hereof, there are no judgments, final orders or awards outstanding against or affecting any of the Credit Parties or any Borrower’s fee interest in any Real Estate.

§5.4 No Material Adverse Contracts, Etc. None of the Credit Parties is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.

§5.5 Compliance with Other Instruments, Laws, Etc. None of the Credit Parties or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents or bylaws, or, to Credit Parties’ knowledge, is party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties or any Subsidiary is in violation of any agreement which violation could reasonably be expected to have a Material Adverse Effect on any Real Estate, any Borrower or any Subsidiary or any Borrower’s or any Subsidiary’s business, properties, or assets, operations or condition, financial or otherwise.

§5.6 Tax Status. Each of the Credit Parties, as applicable, has (a) made or filed (including filing for extension) all federal and state income and all other material Tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) paid prior to delinquency all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or for which any of the Credit Parties or their respective Subsidiaries, as applicable, has set aside on its books provisions reasonably adequate for the payment of such Taxes, and (c) made provisions reasonably adequate for the payment of all accrued Taxes not yet due and payable. Except as could not reasonably be expected to result in a Material Adverse Effect, there are no unpaid Taxes claimed in writing by the taxing authority of any jurisdiction to be due by the Credit Parties or their respective Subsidiaries, the officers or partners of such Person know of no basis for any such claim, and as of the Closing Date, there are no audits pending or to the Credit Parties’ knowledge threatened with respect to any Tax returns filed by Credit Parties or their respective Subsidiaries. The taxpayer identification number for each Credit Party is listed on Schedule 5.6.

§5.7 No Event of Default. No Default or Event of Default has occurred and is continuing.

§5.8 Investment Company Act. None of the Corporate Credit Parties or any of their respective Subsidiaries is or is required to register as an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§5.9 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens or as disclosed on the lien search reports delivered to and approved by the Agent, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any Collateral.

§5.10 Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrowers or any of their Subsidiaries or Affiliates or, to Credit Parties’ knowledge, any other Person other than Permitted Liens.

§5.11 Certain Transactions. None of the partners, officers, trustees, managers, members, directors, or employees of any Credit Party is a party to any transaction with any Credit Party or its members, employees, officers and directors, including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the Credit Parties’ knowledge, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are not on terms substantially similar to those that would be obtained in a comparable arms-length transaction, other than those permitted pursuant to the Loan Documents.

§5.12 Employee Benefit Plans. Each Borrower and each ERISA Affiliate that is subject to ERISA has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither any Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Multiemployer Plan or Guaranteed Pension Plan or (b) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA. Neither any Borrower nor any ERISA Affiliate has failed to make any contribution or payment to any Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Multiemployer Plan or Guaranteed Pension Plan, which has resulted or would reasonably be expected to result in the imposition of a Lien. None of the Real Estate constitutes a “plan asset” of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan in each case, that is subject to ERISA.

§5.13 Disclosure. All of the representations and warranties made by the Credit Parties in this Agreement and the other Loan Documents or any document or instrument prepared by a Credit Party and delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects as of the date hereof, and, to Credit Parties’ knowledge, all information contained in any document or instrument prepared by any third party (not related to any of the Credit Parties) and delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents is true and correct in all material respects as of the date hereof. All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by any Credit Party, is and will be true and correct in all material respects as of the date thereof and does not (or will not) contain, to Credit Parties’ knowledge, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading when taken as a whole. The written information, reports and other papers and data with respect to the Borrowers, any Subsidiary or the Real Estate (other than projections and estimates) furnished to the Agent or the Lenders by the Borrowers in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrowers’ counsel or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrowers (except to the extent the related assumptions were when made manifestly unreasonable).

§5.14 Trade Name; Place of Business. No Credit Party uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of the Borrowers and the other Credit Parties is 901 Myrtle Avenue, Brooklyn, New York 11206.

§5.15 Regulations T, U and X. No portion of proceeds of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. No Borrower or other Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§5.16 Environmental Compliance. Except as set forth on Schedule 5.16:

(a) None of the Real Estate, any Corporate Credit Party or operations thereon, is in violation, or alleged violation, of any Environmental Law, which violation would reasonably be expected to have a Material Adverse Effect.

(b) None of the Corporate Credit Parties or operator thereon has received written notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted, or has demanded that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages in connection with the release of Hazardous Substances in violation of applicable Environmental Law, which in the case of clauses (i) through (iii) above involves a Real Estate and which could reasonably be expected to have a Material Adverse Effect.

(c) (i) No portion of the Real Estate is used by the Corporate Credit Parties or operator thereon for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained, and, if required, remediated, in compliance with Environmental Laws; (ii) in the course of any business activities conducted by the Borrowers, their respective Subsidiaries, or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of Corporate Credit Parties’ or operators’ business and in compliance with applicable Environmental Laws; (iii) to Credit Parties’ knowledge, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than in reasonable quantities to the extent necessary in the ordinary course of any Corporate Credit Parties’ or operators’ business and, in any event, in compliance with all Environmental Laws) (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would reasonably be expected to have a Material Adverse Effect; (iv) to Credit Parties’ knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, have come to be located on the Real Estate; and (v) to Credit Parties’ knowledge, any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws.

(d) No Credit Party or operator has, received any written notice from any party that any use, operation, or condition of any Real Estate has caused any adverse condition on any other property that would reasonably be expected to result in a claim under applicable Environmental Law that would have a Material Adverse Effect, nor to the Credit Parties’ knowledge are there any existing facts or circumstances that would reasonably be expected to form the basis for such a claim.

§5.17 Subsidiaries; Organizational Structure. Schedule 5.17 sets forth a true correct and complete list of all of the Borrowers and their Subsidiaries, the form and jurisdiction of organization of each of such Person, and the owners of the direct and indirect ownership interests therein. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedule 5.17 except as set forth on such Schedule. Except as set forth on Schedule 5.17: (i) no Corporate Credit Party has issued to any third party any securities convertible into any Equity Interest in such Corporate Credit Party, or any options, warrants or other rights to acquire any securities convertible into any such Equity Interest, and (ii) the outstanding Equity Interests of each Corporate Credit Party are owned by the Persons indicated on Schedule 5.17, are validly issued, fully paid and non-assessable, and are free and clear of all Liens (other than Liens permitted pursuant to this Agreement), warrants, options and rights of others of any kind whatsoever.

§5.18 Brokers. None of the Credit Parties nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§5.19 Other Debt. None of the Credit Parties is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of any Borrower. Other than the Loan Documents or any other Indebtedness explicitly permitted in this Agreement, none of the Corporate Credit Parties is party to any agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Corporate Credit Parties or their respective properties and entered into by the Corporate Credit Parties as of the date of this Agreement with respect to any Indebtedness of the Corporate Credit Parties. Schedule 5.19 is a true, correct and complete list of all Senior Debt.

§5.20 Solvency. As of the Effective Time, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder and giving effect to the cross-indemnity and contributions agreements (or limits thereon) set forth therein, no Credit Party is insolvent on a balance sheet basis such that the sum of such Person’s liabilities exceeds the sum of such Person’s assets, each Credit Party is able to pay its debts as they become due, and each Credit Party has sufficient capital to carry on its business.

§5.21 No Bankruptcy Filing. No Bankruptcy Event has occurred with respect to any Credit Party and no Credit Party has made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Credit Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and to the Credit Parties’ knowledge no Person is contemplating the filing of any such petition against it.

§5.22 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by any Credit Party with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§5.23 Transaction in Best Interests of Credit Parties; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of each Credit Party. The direct and indirect benefits to inure to the Credit Parties pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Credit Parties pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Credit Party to be a co-borrower or guarantor of the Loan, the Credit Parties would be unable to obtain the financing contemplated hereunder which financing will enable the Credit Parties to have available financing to conduct and expand their business. The Credit Parties further acknowledge and agree that the Credit Parties constitute a single integrated and common enterprise and that each receives a benefit from the availability of credit under this Agreement.

§5.24 Anti-Corruption; Sanctions. Neither Parent, nor any of its Subsidiaries, nor, to the knowledge of the Borrowers, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled directly by any individual or entity that is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident, or has its assets located, in a Designated Jurisdiction, (iii) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) has violated any Anti-Money Laundering Law in any material respect. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, or in any other manner that will result in a violation by any Credit Party or Subsidiary thereof, or any Lender, or the Agent, of Sanctions. Each of the Credit Parties and its Subsidiaries, and to the knowledge of the Credit Parties, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Corporate Credit Parties have implemented and maintain in effect policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws and applicable Sanctions. In addition, Credit Parties hereby agree to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6. AFFIRMATIVE COVENANTS. The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

§6.1 Punctual Payment. The Credit Parties will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Note, as well as all other sums owing pursuant to the Loan Documents in accordance with the terms hereof.

§6.2 Maintenance of Office. The Credit Parties will maintain their respective chief executive office at 901 Myrtle Avenue, Brooklyn, New York 11206, or at such other location as the Borrowers shall designate upon prompt written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Credit Parties in respect of the Loan Documents may be given or made.

§6.3 Records and Accounts. The Credit Parties will (a) keep, and cause the Borrowers and each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP (in each case, in all material respects) and (b) make adequate provision for the payment of all Taxes (including income taxes). Neither any Credit Party nor any of their respective Subsidiaries shall, without the prior written consent of the Agent (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §5.13 or §6.4 (unless required by GAAP or other applicable accounting standards), or (y) change its fiscal year.

§6.4 Financial Statements, Certificates and Information. Borrowers will deliver or cause to be delivered to the Agent (and Agent, in each case, shall promptly provide to Lenders) in form and substance satisfactory to Agent:

(a) not later than one hundred fifty (150) days after the end of each fiscal year commencing for the fiscal year 2026, the audited Consolidated and consolidating balance sheet of the Borrowers at the end of such year, and the related reviewed and audited, as applicable, consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by an Authorized Officer or the chief financial officer or accounting officer of the Borrowers that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrowers, and accompanied by an auditor’s report prepared without any “going concern” or other qualification as to the scope of the audit by a member of a nationally recognized accounting firm, and any other information the Agent may reasonably request to complete a financial analysis of the Borrowers. Without limitation to the foregoing, no later than one hundred twenty (120) days after the end of each fiscal year, Borrowers will deliver or cause to be delivered to the Agent uncertified drafts of such balance sheet of the Borrowers at the end of such year, and the related consolidated statements of income, changes in capital and cash flows;

(b) not later than forty-five (45) days after the end of each fiscal quarter of each year commencing September 30, 2026, copies of the unaudited consolidated and consolidating balance sheet of the Borrowers as at the end of such quarter, and the related unaudited consolidated statement of income for the portion of the Borrowers’ fiscal quarter then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of the Borrowers that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrowers on the date thereof (subject to year-end adjustments);

(c) not later than one hundred twenty (120) days after the end of each fiscal year end, personal financial statements (including a schedule of real estate) of each Guarantor commencing with the year ending December 31, 2026 with such statements certified by the applicable Guarantor;

(d) if requested by Agent, promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrowers and Guarantors;

(e) to the extent requested by Agent, evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Real Estate; and

(f) from time to time such other financial data and information in the possession of the Borrowers, or their respective Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against the Borrowers or their Subsidiaries and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrowers or their Subsidiary) as the Agent may reasonably request.

§6.5 Notices.

(a) Defaults. The Credit Parties will promptly (but in no event later than five (5) Business Days after any Credit Party obtains knowledge thereof) upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default.” If any Person shall give any written notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Credit Party or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Credit Parties shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

(b) Environmental Events. The Credit Parties will give notice to the Agent within five (5) Business Days of actually becoming aware, of (i) any known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that any Credit Party or Subsidiary thereof reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any written inquiry, proceeding, or investigation, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in the case of either clauses (i) – (iii) above involves any Real Estate and would reasonably be expected to have a Material Adverse Effect, or materially adversely affect the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(c) Notification of Claims Against Collateral. The Credit Parties will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Real Estate, or the rights of the Agent or the Lenders with respect to the Collateral, are subject, which could have a Material Adverse Effect.

(d) Notice of Litigation and Judgments. The Credit Parties will give notice to the Agent in writing within five (5) Business Days of becoming aware of any pending litigation and proceedings affecting any Credit Party or Subsidiary thereof or to which any Credit Party or Subsidiary thereof is a party involving an uninsured claim against any Credit Party or Subsidiary thereof that could either cause a Default or reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Credit Parties will give notice to the Agent, in writing, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against any Credit Party or any of their respective Subsidiaries.

(e) ERISA. The Credit Parties will give notice to the Agent within ten (10) Business Days after any Credit Party or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice (including any received from the trustee of a Multiemployer Plan) of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan, in each case if such event or occurrence would reasonably be expected to have a Material Adverse Effect.

(f) Notice of Governmental Investigations. The Credit Parties will give notice to the Agent within five (5) Business Days of becoming aware of the filing or commencement of, or any material development in, any action, suit, proceeding, audit, claim, demand, order or dispute with, or by or before any arbitrator or Governmental Authority against or affecting any Credit Party, or any of its Subsidiaries or, to Credit Parties’ knowledge, any Operator, that (i) seeks injunctive or similar relief, or (ii) alleges potential or actual violations of any Health Care Law by any Credit Party, any of its Subsidiaries or, to Credit Parties’ knowledge, any Operator, which, in each case above, if adversely determined, could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(g) Notification of Health Care Event. The Borrowers shall give notice to Agent promptly after, and in any event no later than five (5) Business Days after Credit Parties’ knowledge of any of the following matters:

(i) that any Credit Party or, to Credit Parties’ knowledge, an Operator or an owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in a Credit Party, (w) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (x) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a- 7b) or is the subject of a proceeding seeking to assess such penalty; (y) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (z) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or in any qui tam action brought pursuant to 31 U.S.C. §3729 et seq.;

(ii) any claim against any Credit Party to recover any alleged overpayments (other than any such claim made against any Credit Party or any of its Subsidiaries that relates to a period during which such Person did not operate the respective facility) in the aggregate in excess of $100,000;

(iii) any allegations of licensure violations or fraudulent acts or omissions involving any Credit Party or any of its Subsidiaries, or, to the Credit Parties knowledge, any Operator that could reasonably be expected to, in the aggregate, have a Material Adverse Effect;

(iv) the pending or threatened, in writing, imposition of any fine or penalty by any Governmental Authority under any Health Care Law against any Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(v) any pending or threatened (in writing) revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal with respect to any Health Care Permit with respect to any Real Estate, that could otherwise reasonably be expected to have a Material Adverse Effect;

(vi) any non-routine and material inspection due to an alleged violation of any Legal Requirement of any facility of any Credit Party or any of its Subsidiaries, or, to the Credit Parties’ knowledge, any Operator by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect; and

(vii) notice of the occurrence of any material reportable event or similar term as defined in any corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which any Credit Party or any of its Subsidiaries has to make a submission to any Governmental Authority or other Person under the terms of such agreement that could reasonably be expected to have a Material Adverse Effect, if any.

(h) Notification of Changes in Accounting. The Credit Parties will give notice to the Agent no later than five (5) Business Days prior to the implementation of any material change in the accounting policies or financial reporting practices of any Credit Party or any of its Subsidiaries.

§6.6 Existence; Maintenance of Properties.

(a) Each Corporate Credit Party will preserve and keep in full force and effect its legal existence in the jurisdiction of its incorporation or formation.

(b) The Corporate Credit Parties will, and will cause each of their Subsidiaries to, preserve and keep in full force all of their rights and franchises, the preservation of which is necessary to the conduct of their business, to the extent that the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(c) The Corporate Credit Parties will (i) cause all of the Real Estate and their other assets used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in each case under (i) or (ii) above in which the failure to do so would cause a Material Adverse Effect.

§6.7 Insurance.

(a) The Credit Parties will, and where applicable cause the Subsidiaries to obtain the insurance of the types and with such coverage levels as are required under the terms of any Senior Debt documents.

§6.8 Taxes; Liens. The Credit Parties will, and will cause the Borrowers and their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Real Estate or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral, the Real Estate, or other property of the Credit Parties, or their respective Subsidiaries, that in case of any of the foregoing could reasonably be expected to have a Material Adverse Effect, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and such Credit Party or Subsidiary, as applicable shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Borrower or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

§6.9 Inspection of Real Estate and Books. The Credit Parties will, and shall cause their Subsidiaries to, permit the Agent and the Lenders to visit and inspect any of the Collateral during normal business hours; and (ii) to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request.

§6.10 Compliance with Laws, Contracts, Licenses, and Permits. Each of the Credit Parties will, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable Legal Requirements (including without limitation Anti-Corruption Laws and applicable Sanctions) now or hereafter in effect wherever its business is conducted or otherwise applicable to any such Person, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments applicable to such Person, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership of its properties or, with respect to the applicable Borrowers, the operation of the properties, except where a failure to so comply with any of clauses (i) through (v) could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or their respective Subsidiaries may fulfill any of its obligations under this §6.10, the Borrowers or such Subsidiary will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. The Credit Parties shall develop and implement such programs, policies and procedures as are necessary to comply with applicable Sanctions and Anti-Corruption Laws and shall promptly advise Agent in writing in the event that the Credit Parties shall determine that any direct investors in any Credit Party are in violation of any such Legal Requirements.

§6.11 Further Assurances. The Credit Parties will cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents provided that such instrument and documents are consistent with the terms of the Loan Documents and do not impose any additional material obligations or expenses on the Credit Parties.

§6.12 Offer Conditions. Parent and/or Merger Sub shall not waive any breach or failure of an Offer Condition under the Merger Agreement without the prior written consent of Agent.

§7. NEGATIVE COVENANTS. The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

§7.1 Restrictions on Indebtedness. No Borrower shall, nor shall it permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(i) Indebtedness to the Lenders arising under any of the Loan Documents;

(ii) current liabilities of the Borrowers incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(iii) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made;

(iv) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

(v) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

(vi) Indebtedness with respect to the Senior Debt.

Notwithstanding anything in this Agreement to the contrary, none of the Indebtedness described in §7.1 above (other than Indebtedness described in clause (vi) thereof, and inchoate Liens in connection with (iii) thereof) shall have any of the Real Estate or any interest therein or any direct ownership interest in any Borrower or any Subsidiary of a Borrower as collateral other than unsecured claims thereon.

§7.2 Restrictions on Liens, Etc. The Corporate Credit Parties will not and will not permit their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, or other security interest of any kind upon such parties’ interest in and to the Real Estate, the Equity Interests in any Corporate Credit Party, or any other part of the Collateral, whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any material property or assets of any Corporate Credit Party or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever as to the Real Estate over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness (other than any Senior Debt) of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Corporate Credit Parties may create or incur or suffer to be created or incurred or to exist (and each of the following shall not be deemed to be a default under this §7.2):

(i) Liens with respect to the Senior Debt;

(ii) Liens not yet due or payable on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings diligently conducted with adequate reserves being maintained by the respective Borrower in accordance with GAAP or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents;

(iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

(v) Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations.

§7.3 Merger, Consolidation. Other than the Merger, no Corporate Credit Party will, nor will they permit any of their Subsidiaries to, voluntarily become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing (including a Division), in each case without the prior written consent of the Required Lenders.

§7.4 Compliance with Environmental Laws. None of the Corporate Credit Parties will do, nor will they permit the Borrowers or their Subsidiaries or any Operator to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of a Corporate Credit Party’s, its Subsidiary’s business and in material compliance with all applicable Environmental Laws, (b) cause to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in material compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that would reasonably be expected to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties which would reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly transport or arrange for the transport of any Hazardous Substances, except with respect to each of the clauses set forth herein, to the extent in compliance with all Environmental Laws and except for any such use, generation, conduct or other activity described in clauses (a) to (e) of this §7.4 that would not reasonably be expected to have a Material Adverse Effect.

The Corporate Credit Parties shall, no later than five (5) Business Days after obtaining knowledge thereof:

(i) in the event of any change in applicable Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action as required by such Laws, and

(ii) if any Release or disposal of Hazardous Substances which the applicable Corporate Credit Parties, their Subsidiaries or any Operator is legally obligated to contain, correct or otherwise remediate shall occur or shall have occurred on any Real Estate, the relevant Corporate Credit Parties, their Subsidiaries or Operator to, after obtaining knowledge thereof, cause the performance of actions required by applicable Environmental Laws at the Real Estate in material compliance with all applicable Environmental Laws; provided, that each of the Corporate Credit Parties shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage such event to the reasonable satisfaction of the Agent or has taken and is diligently pursuing a challenge to any such alleged legal obligation through appropriate administrative or judicial proceedings. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

At any time during the continuance of an Event of Default under this §7.4, the Agent may at its election (and will at the request of the Required Lenders), obtain such environmental assessments of any or all of the Real Estate prepared by an Environmental Engineer as may be reasonably necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at any such Real Estate in a quantity or condition that is required to be contained, corrected or otherwise remediated by the owner or operator of the Real Estate pursuant to applicable Environmental Laws and (ii) whether the use and operation of any such Real Estate complies with all Environmental Laws to the extent required by the Loan Documents. Additionally, at any time that the Agent or the Required Lenders shall have reasonable and objective grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred at or from any Real Estate which the owner or operator of such property would be obligated to contain, correct or otherwise remediate pursuant to applicable Environmental Laws, or that any Real Estate is not in compliance with Environmental Laws to the extent required by the Loan Documents, the Corporate Credit Parties shall promptly, upon the request of Agent, obtain (and deliver to Agent such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be reasonably necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at such Real Estate and (ii) whether the use and operation of such Real Estate complies with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All reasonable out-of-pocket expenses of environmental assessments contemplated by this §7.4 shall be at the sole cost and expense of the Corporate Credit Parties.

§7.5 Distributions. For so long as all or any portions of the Obligations remain outstanding, Borrowers shall cause all available cash of the Subsidiaries to be distributed to Surviving Corporation not less than monthly and Surviving Corporation shall not make any Distribution (including, in each case, by way of a Division) to any of its shareholders without Agent’s prior written consent.

§7.6 Asset Sales. No Borrower shall, nor shall it permit any Subsidiary to, sell, transfer or otherwise dispose of any material asset (including, in each case, by way of a Division).

§7.7 Real Estate. The Borrowers shall not, nor shall they permit their Subsidiaries, directly or indirectly, to:

(a) use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Real Estate, in any manner which violates any Legal Requirement or which constitutes a public or private nuisance in any manner which in either case could have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance as required under this Agreement commercially unreasonable (including by way of increased premium);

(b) without the prior written consent of Agent, initiate or permit any zoning reclassification of any Real Estate or seek any variance under existing zoning ordinances applicable to any Real Estate or use or knowingly permit the use of any Real Estate in such a manner which, to Credit Parties’ knowledge, would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirements if such nonconforming use would reasonably be expected to have a Material Adverse Effect;

(c) without the prior written consent of Agent, (i) impose any material easement, restrictive covenant, or encumbrance upon any Real Estate, other than the easements entered into in the ordinary course of business and that would customarily be agreed to by a reasonably prudent land owner, (ii) execute or file any subdivision plat or condominium declaration affecting any Real Estate, or (iii) consent to the annexation of any Real Estate to any municipality; or

(d) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), take any affirmative action to permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Real Estate regardless of the depth thereof or the method of mining or extraction thereof.

§7.8 Restriction on Prepayment of Indebtedness. The Borrowers will not voluntarily prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any material Indebtedness other than the Obligations after the occurrence and continuance of any Default or an Event of Default.

§7.9 Transactions with Affiliates. No Borrower shall, nor shall it permit its Subsidiaries to, permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including transactions among Corporate Credit Parties and/or their Subsidiaries), except (i) Distributions permitted under this Agreement, or (ii) the transactions described and contemplated by the Loan Documents.

§7.10 Amendment to Organizational Documents. The Corporate Credit Parties will not, and will not permit their Subsidiaries to, amend, modify or waive any rights under their respective certificate of incorporation, bylaws or other organizational documents in any manner.

§7.11 Burdensome Agreements. The Corporate Credit Parties will not, and will not permit their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement (including any lease of Real Estate) that prohibits, restricts or imposes any condition upon the ability of the Corporate Credit Parties to create, incur or permit any Lien contemplated by the Loan Documents as security for the Obligations upon any of its assets or properties, whether now owned or hereafter acquired; provided that the foregoing shall not apply to (i) restrictions or conditions imposed by law or by this Agreement or any other Loan Document; (ii) customary provisions in leases restricting the assignment thereof; and (iii) customary non- assignment provisions in contracts or other customary restrictions arising under licenses and other contracts entered into in the ordinary course of business.

§7.12 Sanctions. No Credit Party shall permit the proceeds of any Loan: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (d) in any other manner that will result in any material violation by any Person (including any Lender or Agent) of any Sanctions.

§7.13 Regulation U; Margin Stock. No Credit Party shall, directly or indirectly, use any portion of the proceeds of any Loan, whether immediately, incidentally or ultimately, to purchase or carry any ‘margin stock’ (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221), or to extend credit to others for that purpose, or for any purpose that violates or is inconsistent with Regulation T, U or X. Promptly upon the request of any Lender, the Borrowers shall furnish a duly executed and completed Federal Reserve Form FR U-1. If any Collateral is or becomes ‘margin stock,’ the Borrowers, the Agent and the Lenders shall promptly amend the Loan Documents to the extent necessary to comply with Regulations T, U and X.

§8. FINANCIAL COVENANTS. The Corporate Credit Parties covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans, the Borrowers, as applicable, shall at all times comply or cause compliance with the following covenants. The Borrowers’ compliance with the following covenants shall be tested quarterly (except as otherwise set forth below), as of the last day of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2026).

§8.1 Minimum Portfolio Actual Debt Service Coverage Ratio. The Actual Debt Service Coverage Ratio shall not be less than 1.65 to 1.0. The Actual Debt Service Coverage Ratio shall be tested quarterly on a trailing three (3) month basis annualized.

In the event the Borrowers do not comply with any/all of the financial covenants in §8.1 above, the Borrowers shall prepay a portion of the Term Loan by an amount sufficient to result in compliance with the applicable covenants.

§9. CLOSING CONDITIONS. The obligation of the Lenders to make the Term Loans shall be subject to the satisfaction of the following conditions precedent:

§9.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document.

§9.2 Certified Copies of Organizational Documents. The Agent shall have received from each Corporate Credit Party a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and qualified to do business and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of such Corporate Credit Party, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§9.3 Resolutions. All action on the part of each Corporate Credit Party, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§9.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from each Corporate Credit Party an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

§9.5 Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to each Credit Party in each relevant jurisdiction in form and substance reasonably satisfactory to the Agent.

§9.6 Payment of Costs and Expenses. The Borrowers shall have paid to or as directed by Agent, all fees and expenses of Lenders with respect to the Term Loans.

§9.7 Performance; No Default. Each Credit Party shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§9.8 Representations and Warranties. The representations and warranties made by the Credit Parties in the Loan Documents or otherwise made by or on behalf of the Credit Parties and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date (unless such representations and warranties are limited by their terms to a specific date).

§9.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require and are customarily required in connection with similar transactions.

§9.10 Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§9.11 Merger Agreement. All of the Offer Conditions shall have been satisfied and Selectis shall not be in breach of any of its obligations or covenants under the Merger Agreement.

§9.12 Transaction Documents. Surviving Corporation shall have duly executed and delivered to Milrose, a warrant to purchase 117 shares of common stock of Surviving Corporation, and in the case of SCG, a warrant to purchase 58 shares of common stock of Surviving Corporation, each in the form of Exhibit B attached hereto (each such warrant, a “Warrant” and, collectively, the “Warrants”).

§9.13 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent may reasonably have requested and are customarily required in connection with similar transactions.

§10. EVENTS OF DEFAULT; ACCELERATION; ETC.

§10.1 Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan within two (2) days of the day when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrowers shall fail to pay any interest on the Loans or any reimbursement obligations with respect to any fees or other sums due hereunder (other than any voluntary prepayment) or under any of the other Loan Documents within five (5) Business Days of the date that the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c) reserved;

(d) any Credit Parties shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §10 or in the other Loan Documents), and such failure shall continue for thirty (30) days after Borrowers receive from Agent written notice thereof, and in the case of a default that cannot be cured within such thirty (30)-day period despite Borrowers’ diligent efforts but is susceptible of being cured within ninety (90) days of Borrowers’ receipt of Agent’s original notice, then Borrowers shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from Borrowers’ receipt of Agent’s original notice; provided that, with respect to any defaults under (i) §6.4 or §6.5, the thirty (30) day cure period described above shall be reduced to a period of ten (10) days which shall run from the earlier of any Credit Party obtaining knowledge thereof or notice from the Agent and no additional cure period shall be provided with respect to such defaults, and (ii) §6.7 or §6.8 the thirty (30) day cure period described above shall be reduced to a grace period of five (5) Business Days (other than in connection with any breach which results in a lapse of required insurance coverage, as to which no such grace period shall apply) which shall run from the earlier of any Credit Party obtaining knowledge thereof or notice from the Agent and no additional cure or grace period shall be provided with respect to such defaults,

(e) any material representation or warranty made by or on behalf of the Credit Parties in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated provided, however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent, immaterial, non-recurring and curable and (B) the Credit Parties promptly cure such breach by causing such certification, representation or warranty to be true and correct without a modification of the same within thirty (30) days after the Credit Parties receive notice of such breach unless such breach cannot reasonably be cured within such thirty (30) day period and the Credit Parties commence to cure such breach within such thirty (30) day period and thereafter diligently proceed to cure same, the Credit Parties shall have such additional time as is reasonably necessary to cure such breach, but not in excess of ninety (90) days from the date the original notice from Agent was received by the Credit Parties;

(f) any Credit Party or Subsidiary defaults, beyond all applicable notice and cure periods under any Indebtedness, including, without limitation, any Senior Debt;

(g) any Credit Party shall suffer a Bankruptcy Event;

(h) a writ or warrant of attachment, judgment, execution or levy in excess of $100,000.00 is issued against any Credit Parties’ fee interest in a Real Estate or all or any material part of the property of any Credit Party and such writ or warrant remains unsatisfied or is not discharged, vacated, released or dissolved by a bond (or by cash collateral acceptable to Agent) for a period of sixty (60) days after the issuance thereof unless the same is being appealed;

(i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, (i) one or more uninsured or unbonded final judgments that, either individually or in the aggregate, exceed in excess of $100,000.00 in the case of any Borrower or (ii) any uninsured non-monetary judgment or order against a Credit Party that would reasonably be expected, either individually or in the aggregate for all such events, to have a Material Adverse Effect;

(j) either (x) any Credit Party shall assert in writing that any material provision of any Loan Document has been or should be canceled, terminated, revoked or rescinded other than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Agent and/or Required Lenders, as required pursuant to the applicable Loan Document, or (y) any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the material provisions of any Loan Document is illegal, invalid or unenforceable in accordance with the terms thereof and the Credit Parties fail to cooperate in good faith with the Agent to execute and deliver such other instruments and documents and to take such other action as the Agent may reasonably request to cure the illegal, invalid or unenforceable provisions of such Loan Document(s);

(k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and such event reasonably would be expected to result in liability of any of the Credit Parties to pay money to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and one of the following shall apply with respect to such event: (x) such event in the circumstances occurring reasonably would be expected to result in the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or

(l) any Change of Control shall occur; provided, however, that no Change of Control shall be deemed to have occurred as a result of the issuance of the Warrants under §9.12;

then, and upon any such Event of Default, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, and all Commitments and other obligation of the Lenders to make Loans hereunder shall immediately terminate; provided that in the event of any Event of Default specified in §10.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent.

§10.2 Termination of Commitments. If any one or more Events of Default specified in §10.1 shall occur and are continuing, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrowers. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders shall, by notice to the Borrowers terminate the obligation to make Loans to the Borrowers. No termination under this §10.2 shall relieve the Borrowers of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

§10.3 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §10.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Note and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If any Credit Party fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the reasonable out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including reasonable attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrowers upon demand and shall constitute a part of the Obligations and shall if not paid within ten (10) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§10.4 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Credit Parties, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent in accordance with the terms of the Loan Documents to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

(e) Fifth, the excess, if any, shall be for the account of and paid to whoever may be lawfully entitled thereto or as a court of competent jurisdiction may direct.

In carrying out the foregoing, amounts received shall be applied to each category in the numerical order provided until exhausted prior to the application to the next succeeding category and each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied.

§11. SETOFF. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender or any Affiliate thereof to a Credit Party and any securities or other property of such parties in the possession of such Lender or any Affiliate shall, without notice to any Credit Party (any such notice being expressly waived by Borrowers), be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Credit Party to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from a Credit Party, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Loans held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Loans held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Loans held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding anything to the contrary herein, each Agent and Lender hereby waives its right to offset against any deposit account maintained with it, into which proceeds of Accounts that are Collateral and are owed by Medicare or Medicaid are paid directly by Medicare or Medicaid, respectively.

§12. THE AGENT.

§12.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent and all other powers not specifically reserved to the Lenders, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents. Agent shall service and administer the Term Loan.

§12.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

§12.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to the Lenders for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders, unless such action required the consent of all of the Lenders and such consent was not obtained. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrowers referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§12.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Note, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Note, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Note, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Note shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrowers or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrowers or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

§12.5 Collateral. Agent is hereby authorized to hold all Collateral pledged pursuant to this Agreement or any Security Document and to act on behalf of the Secured Parties, in its own capacity and through other agents appointed by it, thereunder; provided, that Agent shall not agree to the release of any Collateral except in accordance with the terms of this Agreement. Each Lender acknowledges that the Loans and all interest, fees and expenses hereunder constitute one Indebtedness, secured by all of the Collateral. Agent hereby appoints each Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with the Uniform Commercial Code, can be perfected by possession. Should any Lender obtain possession of any such Collateral, subject to the limitations set forth in the deposit account control agreements that are Loan Documents, such Lender shall promptly, upon Agent’s request therefor, deliver such Collateral to Agent or in accordance with Agent’s instructions.

§12.6 Borrowers Not Beneficiary. The provisions of this §12 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrowers, and may be modified or waived without the approval or consent of the Borrowers.

§13. EXPENSES. The Borrowers agree to pay (a) the reasonable out-of-pocket costs incurred by the Agent of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any recording, mortgage, documentary or intangibles taxes in connection with the Security Agreements and other Loan Documents, (c) all title insurance premiums, engineer’s fees incurred by the Agent, third party environmental reviews incurred by the Agent and the reasonable fees, expenses and disbursements of the outside counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all other reasonable out of pocket fees, expenses and disbursements (other than Taxes unless such payment is otherwise required pursuant to the terms of this Agreement) of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Collateral (in connection with each Loan and/or otherwise), the review of leases and the out-of-pocket costs and expenses incurred in connection with the Commitments hereof, and (e) without duplication, all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, and the reasonable fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in accordance with the terms and conditions of this Agreement in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Credit Parties or the administration thereof after the occurrence of a Default or Event of Default or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrowers, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by Agent in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (h) all reasonable expenses relating to the use of any system for the dissemination and sharing of documents and information in connection with the Loans in accordance with the terms of this Agreement. The covenants of this §13 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§14. INDEMNIFICATION. The Corporate Credit Parties, jointly and severally, agree to indemnify and hold harmless the Agent, the Lenders and each director, officer, employee, agent and Affiliate thereof and Person who controls the Agent or any Lender against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all out-of-pocket liabilities, losses, damages and expenses of every nature and character arising out of or relating to any claim, action, suit or litigation arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Real Estate or the Loans by parties claiming by or through any Corporate Credit Party, (b) any condition of the Real Estate or any other Real Estate directly owned by any of the Corporate Credit Parties or any other Collateral, (c) any actual or proposed use by the Credit Parties of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Credit Parties, (e) the Credit Parties entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate or any other Real Estate directly owned by any of the Corporate Credit Parties or operation thereof, (g) with respect to the Corporate Credit Parties and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), (h) to the extent used by Credit Parties, any use of any system for the dissemination and sharing of documents and information, and (i) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, whether brought by a third party or by a Borrower or by any other Credit Party, and regardless of whether any such Person is a party thereto, in each case including, without limitation, the reasonable out-of-pocket fees and disbursements of external counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Corporate Credit Parties shall not be obligated under this §14 or otherwise to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as its own counsel (in addition to any local in each applicable jurisdiction) and one additional law firm to represent the Lenders as a group and, as set forth in the foregoing indemnity, the Corporate Credit Parties agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Corporate Credit Parties under this §14 are unenforceable for any reason, the Corporate Credit Parties hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §14 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. The indemnification obligations of the Corporate Credit Parties provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Corporate Credit Parties or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§16. NOTICES. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §16 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by telefax, electronic mail, or other electronic transmission or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the parties at the address set forth on Schedule 16. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telefax, electronic mail, or other electronic transmission where permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. The Borrowers, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§17. RELATIONSHIP. Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrowers or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrowers is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§18. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND ANY DISPUTES ARISING FROM THIS AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THE CORPORATE CREDIT PARTIES, THE AGENT AND THE LENDERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE CORPORATE CREDIT PARTIES, THE AGENT AND THE LENDERS FURTHER ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND (ii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF THE CORPORATE CREDIT PARTIES EXIST AND THE CORPORATE CREDIT PARTIES, CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE CORPORATE CREDIT PARTIES, EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING CHOICE OF NEW YORK LAW WAS A MATERIAL INDUCEMENT TO THE AGENT AND THE LENDERS IN ENTERING INTO THIS AGREEMENT AND IN MAKING THE LOANS HEREUNDER. EACH CORPORATE CREDIT PARTY FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON IT BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16 HEREOF.

§19. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§20. COUNTERPARTS. This Agreement and all amendments hereto may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled. In addition, the electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither the Credit Parties nor Agent shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic signature” means a manually signed original signature that is then transmitted via the internet as a “pdf” (portable document format) or other replicating image attached to an e-mail message, and “electronically signed document” means a document transmitted via e-mail containing an electronic signature.

§21. ENTIRE AGREEMENT, ETC. This Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §24.

§22. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EACH OF THE CORPORATE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §22. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §22 WITH LEGAL COUNSEL AND THAT EACH PARTY AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§23. DEALINGS WITH THE CREDIT PARTIES. The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Credit Parties and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder.

§24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any material term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Credit Parties of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders and, with respect to any amendment of any term of this Agreement or of any other instrument related hereto or mentioned herein, the Borrowers, and, with respect to an amendment to any Guaranty or Security Document to which it is a party, the other Credit Parties, as the case may be.

§25. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§26. RESERVED.

§27. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Credit Parties under this Agreement and the other Loan Documents.

§28. NO UNWRITTEN AGREEMENTS. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

§29. REPLACEMENT NOTES. Upon receipt of evidence reasonably satisfactory to Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrowers or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrowers will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§30. NO THIRD PARTIES BENEFITED. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Credit Parties, the Lenders, the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Credit Parties of any development or the absence therefrom of defects.

§31. PATRIOT ACT. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. As requested by any Lender, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower. Each Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act.

§32. JOINT AND SEVERAL LIABILITY. Each of the Corporate Credit Parties covenants and agrees that it is obligated to repay the Obligations, as joint and several obligors under this Agreement and that each and every covenant and obligation of any Borrower or any other Corporate Credit Party hereunder and under the other Loan Documents shall be the joint and several obligations of each Corporate Credit Party.

§33. ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF THE CREDIT PARTIES.

§33.1 Attorney-in-Fact. For the purpose of implementing the joint borrower provisions of the Loan Documents, each Corporate Credit Party hereby irrevocably appoints the Borrower Representative as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

§33.2 Accommodation. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Accordingly, the Agent and the Lenders are entitled to rely, and shall be exonerated from any liability for relying upon any request or communication made by a purported officer of any Borrower without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.

§33.3 Waiver of Automatic or Supplemental Stay. Each of the Corporate Credit Parties represents, warrants and covenants to the Lenders and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any other Corporate Credit Party at any time following the execution and delivery of this Agreement, it shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Lenders or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Lenders or Agent has, whether now or hereafter acquired, against the any other Corporate Credit Party or against any property owned by such other Corporate Credit Party.

§33.4 Waiver of Defenses. To the extent permitted by applicable law, each of the Corporate Credit Parties hereby waives and agrees not to assert or take advantage of any defense based upon:

(a) Any right to require Agent or the Lenders to proceed against the other Corporate Credit Parties or any other Person or to proceed against or exhaust any security held by Agent or the Lenders at any time or to pursue any other remedy in Agent’s or any Lender’s power or under any other agreement before proceeding against a Corporate Credit Party hereunder or under any other Loan Document;

(b) The defense of the statute of limitations in any action hereunder;

(c) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Agent or any Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(d) Any failure on the part of Agent or any Lender to ascertain the extent or nature of any Collateral or any insurance or other rights with respect thereto, or the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby;

(e) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind (except for such notices as are specifically required to be provided to the Credit Parties pursuant to the Loan Documents), or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Credit Party, Agent, any Lender, any endorser or creditor of the Credit Parties or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Agent or any Lender;

(f) Any defense based upon an election of remedies by Agent or any Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of a Corporate Credit Party or the rights of a Corporate Credit Party to proceed against the other Corporate Credit Parties for reimbursement, or both;

(g) Any right or claim of right to cause a marshaling of the assets of any Credit Party;

(h) Any duty on the part of Agent or any Lender to disclose to the Credit Parties any facts Agent or any Lender may now or hereafter know about the Credit Parties or the Collateral, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which each Credit Party intends to assume or has reason to believe that such facts are unknown to any Credit Party or has a reasonable opportunity to communicate such facts to the Credit Parties, it being understood and agreed that each Credit Party is fully responsible for being and keeping informed of the financial condition of the other Credit Parties, of the condition of the Real Estate or the Collateral and of any and all circumstances bearing on the risk that liability may be incurred by the Credit Parties hereunder and under the other Loan Documents;

(i) Any inaccuracy of any representation made by or on behalf of any Credit Party contained in any Loan Document;

(j) Subject to compliance with the provisions of this Agreement, any sale or assignment of the Loan Documents, or any interest therein;

(k) Subject to compliance with the provisions of this Agreement, any sale or assignment by a Corporate Credit Party or any other Person of any Collateral, or any portion thereof or interest therein, not consented to by Agent or any Lender;

(l) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(m) Any deficiencies in the Collateral or any deficiency in the ability of Agent or any Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(n) An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the other Credit Parties) or any other stay provided under any other Debtor Relief Law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Agent or any Lender to enforce any of its rights, whether now or hereafter required, which Agent or any Lender may have against a Credit Party or the Collateral owned by it;

(o) Any modifications of the Loan Documents or any obligation of the Credit Parties relating to the Loan by action of any court, whether pursuant to the Bankruptcy Code, or any other Debtor Relief Law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(p) Any release of a Credit Party or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Agent’s or the Lenders’ voluntary act, other than written release by Agent or the Lenders, or otherwise;

(q) Any action, occurrence, event or matter consented to by the Credit Parties under any provision hereof, or otherwise;

(r) The dissolution or termination of existence of any Credit Party;

(s) Subject to compliance with the provisions of this Agreement, any renewal, extension, modification, amendment or other changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(t) Any defense of the Credit Parties, other than that of prior performance, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

(u) To the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which the Corporate Credit Parties might otherwise be entitled, it being the intention that the obligations of the Corporate Credit Parties hereunder are absolute, unconditional and irrevocable; or

(v) Subject to compliance with the provisions of this Agreement and the other Loan Documents, any lack of notice of disposition or manner of disposition of any Collateral except for notices required by law.

§33.5 Waiver. Each Corporate Credit Party waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that such Corporate Credit Party may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including, without limitation, those assets owned by the other Credit Parties) marshaled upon any foreclosure of the lien created by such Security Documents. Each of the Corporate Credit Parties further agrees that the Lenders and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each Corporate Credit Party further agrees that upon the occurrence of an Event of Default, the Lenders and Agent may exercise any of such rights and remedies without notice to either the Credit Parties except as required by law or the Loan Documents and agrees that neither the Lenders nor Agent shall be required to proceed against the other Credit Parties or any other Person or to proceed against or to exhaust any other security held by the Lenders or Agent at any time or to pursue any other remedy in Lender’s or Agent’s power or under any of the Loan Documents before proceeding against a Credit Party or its assets under the Loan Documents.

§33.6 Subordination. So long as the Loans are outstanding, each Credit Party hereby expressly waives any right of contribution from or indemnity against any other Credit Party, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and acknowledges that it has no right whatsoever to proceed against any other Credit Party for reimbursement of any such payments. In connection with the foregoing, so long as the Loan is outstanding, (i) each Credit Party expressly waives any and all rights of subrogation to the Lenders or Agent against the other Credit Parties, (ii) each Credit Party expressly waives any rights to enforce any remedy which the Lenders or Agent may have against the other Credit Parties and any rights to participate in any Collateral or any other assets of the other Credit Parties. In addition to and without in any way limiting the foregoing, each Credit Party hereby subordinates any and all indebtedness it may now or hereafter owe to any other Credit Party to all indebtedness of the Credit Parties to the Lenders and Agent, and agrees with the Lenders and Agent that no Credit Party shall claim any offset or other reduction of such Credit Party’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Credit Parties so long as the Loans are outstanding.

§34. ACKNOWLEDGMENT OF BENEFITS; EFFECT OF AVOIDANCE PROVISIONS.

(a) Without limiting any other provision of §33, each Corporate Credit Party acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrowers pursuant to this Agreement; that the benefits received by such Corporate Credit Party are reasonably equivalent consideration for such Corporate Credit Party’s execution of this Agreement and the other Loan Documents to which it is a party; and that such benefits include, without limitation, the access to capital afforded to the Corporate Credit Parties pursuant to this Agreement from which the activities of such Corporate Credit Party will be supported. Each Corporate Credit Party is executing this Agreement and the other Loan Documents in consideration of those benefits received by it and each Credit Party desires to enter into an allocation and contribution agreement with each other Credit Party as set forth in this §34 and agrees to subordinate and subrogate any rights or claims it may have against other Credit Parties as and to the extent set forth in §34.

(b) Following an Event of Default, in the event any one or more Credit Parties (any such Credit Party, a “Funding Credit Party”) is deemed to have paid an amount in excess of the principal amount attributable to it (such principal amount, the “Allocable Principal Balance”) (any deemed payment in excess of the applicable Allocable Principal Balance, a “Contribution”) as a result of (a) such Funding Credit Party’s payment of and/or performance on the Obligations and/or (b) Agent’s and/or any Lender’s realization on the Collateral owned by such Funding Credit Party (whether by foreclosure, deed in lieu of foreclosure, private sale or other means), then after payment in full of the Loans and the satisfaction of all of the Credit Parties’ other Obligations under the Loan Documents, such Funding Credit Party shall be entitled to contribution from each benefited Credit Party for the amount of the Contribution so benefited (any such contribution, a “Reimbursement Contribution”), up to such benefited Credit Party’s then current Allocable Principal Balance. Any Reimbursement Contributions required to be made hereunder shall, subject to §34(e), be made within ten (10) days after demand therefor.

(c) If a Credit Party (a “Defaulting Credit Party”) shall have failed to make a Reimbursement Contribution as hereinabove provided, after the later to occur of (a) payment of the Loan in full and the satisfaction of all of the Credit Parties’ other obligations to Lenders or (b) the date which is 366 days after the payment in full of the Loans, the Funding Credit Party to whom such Reimbursement Contribution is owed shall be subrogated to the rights of Lenders against such Defaulting Credit Party, including the right to receive a portion of such Defaulting Credit Party’s Collateral in an amount equal to the Reimbursement Contribution payment required hereunder that such Defaulting Credit Party failed to make; provided, however, if Agent returns any payments in connection with a bankruptcy of a Credit Party, all other Credit Parties shall jointly and severally pay to Agent and Lenders all such amounts returned, together with interest at the Default Rate accruing from and after the date on which such amounts were returned.

(d) In the event that at any time there exists more than one Funding Credit Party with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from Defaulting Credit Parties pursuant hereto shall be equitably allocated among such Funding Credit Parties. In the event that at any time any Credit Party pays an amount hereunder in excess of the amount calculated pursuant to this paragraph, that Credit Party shall be deemed to be a Funding Credit Party to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Credit Parties in accordance with the provisions of this §34.

(e) It is the intent of each Credit Party, the Agent and the Lenders that in any proceeding under the Bankruptcy Code or any similar Debtor Relief laws, such Credit Party’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Credit Party hereunder (or any other obligations of such Credit Party to the Agent and the Lenders under the Loan Documents) to be avoidable or unenforceable against such Credit Party in such proceeding as a result of applicable Legal Requirements, including, without limitation, (i) Section 548 of the Bankruptcy Code and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The laws under which the possible avoidance or unenforceability of the obligations of such Credit Party hereunder (or any other obligations of such Credit Party to the Agent and the Lenders under the Loan Documents) shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Corporate Credit Party hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Corporate Credit Party shall be liable hereunder shall be reduced to the greater of (A) the amount which, as of the time any of the Obligations are deemed to have been incurred by such Corporate Credit Party under the Avoidance Provisions, would not cause the obligations of such Corporate Credit Party hereunder (or any other obligations of such Corporate Credit Party to the Agent and the Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions or (B) the amount which, as of the time demand is made hereunder upon such Corporate Credit Party for payment on account of the Obligations, would not cause the obligations of such Corporate Credit Party hereunder (or any other obligations of such Corporate Credit Party to the Agent and the Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions of this §34(e) are intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Corporate Credit Party hereunder to be subject to avoidance under the Avoidance Provisions, and no Corporate Credit Party or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

§35. PREFERENCES.

To the extent Borrowers make a payment to Agent or any Lender hereunder, or Agent or any Lender receives proceeds of any Collateral, which is in whole or part subsequently invalidated, declared to be voidable, fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Agent or such Lender. This provision shall survive the expiration or termination of this Agreement and payment in full of the Loan.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWERS:

BLACK PEARL UITIES II, LLC, a New York limited liability company

By:	cfiey--
Name:	Abraham Schwartz
Title:	Authorized Signatory

TORTUGA ACQUISITION SUB INC., a Utah corporation

By:
Name:	Abraham Schwartz
Title:	Authorized Signatory

[Signatures continued on following page]

AGENT AND LENDERS:

Milrose Capital, LLC, a Delaware limited liability company, as a Lender and as Agent

By:
Name:	Jacob Sod
Title:	Authorized Signatory

SCG Experts Corp., a Florida corporation, as a Lender

By:
Name:	Joel M. Epstein
Title:	Authorized Signatory

AGENT AND LENDERS:

Milrose Capital, LLC, a Delaware limited liability company, as a Lender and as Agent

By:
Name:	Jacob Sod
Title:	Authorized Signatory

SCG Experts Corp., a Florida corporation, as a Lender

By:
Name:	Joel M. Epstein
Title:	Authorized Signatory

JOINDER AND ASSUMPTION AGREEMENT

(Surviving Corporation)

This JOINDER AND ASSUMPTION AGREEMENT (Surviving Corporation) (this “Joinder”), dated as of September 3, 2026 and effective as of the Effective Time, is executed and delivered by SELECTIS HEALTH, INC., a Utah corporation, as the surviving corporation of the Merger (the “Surviving Corporation”), in favor of MILROSE CAPITAL, LLC, as Agent for the Lenders (in such capacity, the “Agent”), and the Lenders.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 3, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Black Pearl Equities II, LLC (“Parent”), Tortuga Acquisition Sub Inc, a Utah corporation (“Merger Sub”), the Lenders from time to time party thereto, and the Agent (capitalized terms used but not otherwise defined herein having the meanings given to them in the Credit Agreement);

WHEREAS, on the Closing Date, Parent and Merger Sub, as the initial Borrowers, entered into the Credit Agreement, pursuant to which the Lenders made the Term Loans to fund, among other things, the Offer and the transactions contemplated by the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time Merger Sub merged with and into the Surviving Corporation, with the Surviving Corporation surviving the Merger as a direct or indirect wholly owned subsidiary of Parent, and the Surviving Corporation is the successor by operation of law to all of the rights and obligations of Merger Sub, including its Obligations under the Credit Agreement and the other Loan Documents;

WHEREAS, Section 2.5 of the Credit Agreement provides that, effective automatically upon the Effective Time, the Surviving Corporation shall become a Borrower and assume the Obligations, and requires the Surviving Corporation to execute and deliver this Joinder and the related deliverables described therein; and

WHEREAS, the Surviving Corporation will derive substantial direct and indirect benefit from the Loans and the transactions contemplated by the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Surviving Corporation agrees as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Joinder have the meanings given to them in the Credit Agreement. The rules of construction and interpretation set forth in the Credit Agreement apply to this Joinder.

2. Joinder as Borrower. Effective as of the Effective Time, the Surviving Corporation hereby (a) joins in the execution of, and becomes a party to, the Credit Agreement and each other Loan Document to which a Borrower is a party, in each case as a Borrower thereunder, with the same force and effect as if the Surviving Corporation had been an original signatory thereto as a Borrower; and (b) agrees that, from and after the Effective Time, each reference in the Credit Agreement and the other Loan Documents to “Borrower,” “Borrowers,” “Surviving Corporation” or words of similar import shall be deemed to include the Surviving Corporation.

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3. Assumption of Obligations. As the successor by merger to Merger Sub and as a Borrower, the Surviving Corporation hereby unconditionally assumes, and agrees to pay, perform and discharge when due, jointly and severally with each other Borrower, all of the Obligations, whether now existing or hereafter arising, in accordance with the terms of the Credit Agreement and the other Loan Documents. The assumption set forth in this Section is in addition to, and not in limitation of, the succession to Merger Sub’s Obligations that occurs by operation of law upon the Merger.

4. Representations and Warranties. The Surviving Corporation represents and warrants to the Agent and the Lenders, as of the Effective Time, that: (a) each representation and warranty set forth in §5 of the Credit Agreement is true and correct in all material respects with respect to the Surviving Corporation and its Subsidiaries (except to the extent expressly relating to an earlier date, in which case as of such earlier date, and except that any representation and warranty qualified by materiality or Material Adverse Effect is true and correct in all respects); (b) the Surviving Corporation has full power and authority, and has taken all necessary corporate action, to execute, deliver and perform this Joinder and to perform the Obligations as a Borrower; and (c) this Joinder has been duly executed and delivered by the Surviving Corporation and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

5. Covenants. The Surviving Corporation agrees to be bound by, and to comply with, all of the covenants, agreements, waivers and other obligations applicable to a Borrower under the Credit Agreement and the other Loan Documents as fully as if it were an original signatory thereto.

6. Grant of Security Interest; Collateral. To secure the payment and performance of the Obligations, the Surviving Corporation hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in and Lien upon all of its right, title and interest in and to the Collateral, to the same extent and with the same effect as provided in the Credit Agreement and the Pledge and Security Agreement. The Surviving Corporation shall execute and deliver, and cause each applicable Subsidiary to execute and deliver, the Security Documents and all instruments, financing statements, control agreements, certificates and stock powers, mortgages, intellectual-property security agreements and other documents, and take all other actions, necessary or reasonably requested by the Agent to create and perfect the Liens contemplated by the Loan Documents. The Liens granted hereby with respect to Collateral owned by any Subsidiary are subject to the Senior Debt, to the extent, and for so long as, provided in the Credit Agreement, and nothing herein requires any pledge, Lien, filing or action to the extent prohibited by, or requiring a consent not yet obtained under, any documents with respect to the Senior Debt, or applicable healthcare Legal Requirements (including any required change-of-ownership approval).

7. Borrower Representative; Power of Attorney. The Surviving Corporation hereby appoints the Borrower Representative as its agent, attorney-in-fact and legal representative for the purposes, and with the authority, set forth in Section 33.1 of the Credit Agreement, and agrees to be bound by the provisions thereof.

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8. Reaffirmation; Ratification. The Surviving Corporation hereby ratifies and confirms the Credit Agreement and each other Loan Document and agrees that, except as expressly contemplated hereby, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby reaffirmed.

9. Deliverables. Concurrently with the execution and delivery of this Joinder, the Surviving Corporation is delivering to the Agent the resolutions, incumbency, organizational-document, good-standing and officer’s certificate deliverables required by Section 2.5 of the Credit Agreement.

10. Further Assurances. The Surviving Corporation shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may reasonably request to effectuate the purposes of this Joinder and the other Loan Documents.

11. Miscellaneous. (a) This Joinder is governed by, and shall be construed in accordance with, the laws of the State of New York. (b) This Joinder is a Loan Document. (c) This Joinder may be executed in counterparts, each of which is an original and all of which together constitute one instrument; delivery of an executed counterpart by facsimile or other electronic transmission (including .pdf or an electronic signature) is effective as delivery of a manually executed counterpart. (d) This Joinder binds and inures to the benefit of the parties and their respective successors and permitted assigns. (e) Any provision of this Joinder that is held invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without affecting the remaining provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Surviving Corporation has caused this Joinder and Assumption Agreement to be duly executed and delivered as of the date first written above.

SURVIVING CORPORATION:
SELECTIS HEALTH, INC.,
a Utah corporation

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
MILROSE CAPITAL, LLC,
as Agent

By:
Name:
Title:

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EXHIBIT A

FORM OF TERM LOAN NOTE

TERM LOAN NOTE

$______________	______________, 2026

FOR VALUE RECEIVED, each of the Borrowers set forth on Schedule 1 attached hereto and made a part hereof (individually and collectively, jointly and severally, “Maker”) promises to pay without offset or counterclaim to ____________________ (“Payee”), in accordance with the terms of that certain Credit Agreement, dated as of _________ __, 2026, as from time to time in effect, among the Maker, the other Credit Parties from time to time party thereto, Milrose Capital, LLC, for itself and as Agent, and the other Lenders from time to time party thereto (the “Credit Agreement”), to the extent not sooner paid, on or before the Term Loan Maturity Date, the maximum principal sum of_______________ AND 00/100 DOLLARS ($____________), or such amount as may be advanced by the Payee under the Credit Agreement as a Term Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the maximum principal amount hereof from time to time unpaid, at a rate per annum on each portion of the maximum principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at c/o Y. Schwartz PC, 411 Boulevard of the Americas, Suite 201, Lakewood, New Jersey 08701, or at such other address as Agent may designate from time to time, or made by wire transfer in accordance with wiring instructions provided by the Agent.

This Term Loan Note (this “Note”) is one of one or more Notes evidencing Term Loans under, and is entitled to the benefits and subject to the provisions of, the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Term Loan Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Notwithstanding anything to the contrary and for the avoidance of doubt, Maker shall pay Agent for the benefit of the Lenders all outstanding principal under this Note plus all accrued and unpaid interest thereon on the Term Loan Maturity Date.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

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In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall be governed by the laws of the State of New York, including, without limitation, New York General Obligations Law Section 5-1401.

The undersigned Maker and all guarantors and endorsers, to the extent permitted by applicable law, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. This Note may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. All notices or other written communications hereunder shall be delivered in accordance with §16 of the Credit Agreement.

Each entity comprising Maker shall be jointly and severally liable for all amounts and obligations that become due under this Note and the term “Maker” shall include each as well as all of them.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

MAKER:

_______________________

By:
Name:
Title:

EXHIBIT B

[See Attached]

[FORM OF WARRANT]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

SELECTIS HEALTH. INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [___]

Number of Shares of Common Stock: [______]

Date of Issuance: [_______], 2026 (“Issuance Date”)

SELECTIS HEALTH, INC., a Utah corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_________], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant (including any Warrants issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (the “Exercise Date”) but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), [_________] fully paid and nonassessable shares of Common Stock (as defined below) (subject to adjustment as provided herein, the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17.

1. Exercise Of Warrant.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercise Date in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall not be required to deliver the original Warrant in order to effect the exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent, if any (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or evidence of book entry, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates or book entry evidencing such Warrant Shares. If this Warrant is delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after the Share Delivery Date and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance and delivery of Warrant Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Warrant Shares.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[_______], subject to adjustment as provided herein.

(c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the fair market value of one share of Common Stock.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Section 1(c), the fair market value of one share of Common Stock shall mean the average of the closing prices of one share of Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing prices quoted on any exchange or electronic securities market on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the 30 trading days prior to the date of determination of fair market value (or such shorter period of time during which such Common Stock was traded over-the-counter or on such exchange). In the event that this Warrant is exercised in connection with the Company’s (or its successor’s) initial public offering, the fair market value per share of Common Stock shall be the per share of Common Stock offering price to the public in the Company’s (or its successor’s) initial public offering. If the Common Stock is not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per one share of Common Stock that the Company could obtain from a willing buyer for such shares of Common Stock sold by the Company from authorized but unissued Common Stock, as such price shall be determined in good faith by the Company.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 14.

2. Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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3. Rights Upon Distribution Of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) for which adjustment in the Exercise Price of the Warrant is not otherwise provided hereunder (a “Distribution”), at any time after the Issuance Date, then, in each such case:

(a) the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by subtracting from such Exercise Price the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock; provided, however, that in no event shall the Exercise Price be reduced below the par value of the Common Stock; and

(b) upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

4. Fundamental Transactions. Upon the occurrence of a Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. There shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant immediately prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive cash, securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

5. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws, other organizational or governing documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant.

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6. Warrant Holder Not Deemed A Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. Reissuance Of Warrants.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

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(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. Entry into Stockholders’ Agreements. The Holder hereby agrees to execute and deliver to the Company, if requested by the Company, a joinder applicable to any Warrant Shares issued hereunder to any stockholders’ agreement or similar agreement of general applicability to the Company’s stockholders governing the rights and responsibilities of such stockholders (any such agreement, a “Stockholders’ Agreement”), and to make such reasonable and customary representations and warranties requested by the Company in connection therewith. A Stockholders’ Agreement may subject the Warrant Shares to customary transfer restrictions and pre-emptive rights, including, without limitation, rights of first refusal or first offer, co-sale rights, drag-along rights or repurchase rights. The Holder acknowledges and agrees that the Holder’s agreement to execute and deliver any Stockholders’ Agreement reasonably requested by the Company in future with respect to the Warrant Shares is a condition to the issuance of the Warrant and the issuance of any Warrant Shares thereunder

9. Market Standoff. The Holder, if requested by the Company and the lead underwriter of any public offering of the Company’s stock (the “Lead Underwriter”), hereby agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any stock of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire stock of the Company (except stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify. The Holder further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to the Warrant Shares subject to the lock-up period until the end of such period. The Company and the Holder acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

10. Notices.

(a) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses shown on the signature page hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10(a)).

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(b) The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation.

11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

12. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

13. Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days thereafter submit the disputed determination of the Exercise Price and/or the disputed arithmetic calculation of the Warrant Shares to the Company’s independent public accounting firm. The Company shall cause at its expense its independent public accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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15. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

16. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17. Transfer. (a) This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company and subject to compliance with applicable securities laws.

(b) The Company shall be entitled to treat the registered Holder of this Warrant as the absolute owner hereof and shall incur no liability for the issuance of shares of Common Stock or for other action taken hereunder in good faith based upon such ownership until such time as a written assignment of this Warrant is effected by such registered owner, which assignment has been delivered to the Company and satisfies the requirements of Sections 7(a) and 16(a) hereof.

(c) The Holder agrees not to make any disposition of all or any portion of this Warrant, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant.

18. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Common Stock” means (i) the Company’s Common Stock, par value $[____] per share, and (ii) any share capital into which such shares of Common Stock shall have been changed or any share capital resulting from a reclassification of such shares of Common Stock.

(c) “Expiration Date” means the date that is ten (10) years after the Issuance Date or, if such date falls on a day other than a Business Day, the next date that is a Business Day.

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(d) “Fundamental Transaction” means a transaction or series of transactions in which the Company shall, directly or indirectly, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) reorganize, recapitalize or reclassify its Common Stock.

(e) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is listed for trading on a securities exchange or market or quoted on an over-the-counter bulletin board, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(f) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(g) “Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into or, if applicable, shall mean the Parent Entity of such Person.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set out above.

COMPANY:

SELECTIS HEALTH, INC..

By:
Name:
Title:

Address:	c/o Black Pearl Equities, LLC 901 Myrtle Avenue Brooklyn, NY 11206

Attention: Abraham Schwartz
Email: as@blackpearlequities.com

ACKNOWLEDGED AND AGREED:

HOLDER:

[●]

By:
Name:
Title:

Address:

Attention:

Email:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

SELECTIS HEALTH, INC.

The undersigned holder hereby exercises the right to purchase ___________ shares of Common Stock (“Warrant Shares”) of Selectis Health, Inc., a Utah corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

_______________ a “Cash Exercise” with respect to _______________ Warrant Shares; and/or

_______________ a “Cashless Exercise” with respect to _______________Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Date: ________________, ___

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs its transfer agent to issue the above indicated number of shares of Common Stock.

SELECTIS HEALTH, INC.

By:
Name:
Title:

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name	Term Loan Commitment	Term Loan Commitment Percentage
Milrose Capital, LLC	$10,024,437.50	55%
SCG Experts Corp.	$8,201,812.50	45%
TOTAL	$18,226,250.00	100%

Schedule 1.1 – Page 1

SCHEDULE 5.6

TAX ID NUMBERS

	Entity Name	FEIN #
1.	Black Pearl Equities II, LLC	39-3027769
2.	Tortuga Acquisition Sub Inc	N/A
3.	Selectis Health, Inc. (from and after the Effective Time)	87-0340206

Schedule 5.6 – Page 1

SCHEDULE 5.16

ENVIRONMENTAL COMPLIANCE

None.

Schedule 5.16 – Page 1

SCHEDULE 5.17

BORROWERS; EQUITY OWNERSHIP

BORROWER	FORM	JURISDICTION OF ORGANIZATION	DIRECT OWNER OF EQUITY INTEREST
Black Pearl Equities II, LLC	Limited liability company	New York	Black Pearl Equities LLC
Tortuga Acquisition Sub Inc	Corporation	Utah	Black Pearl Equities II, LLC
Selectis Health, Inc. (from and after the Effective Time)	Corporation	Utah	Black Pearl Equities II, LLC

Indirect Ownership: Black Pearl Equities LLC, a New York limited liability company (“Holdings”), owns 100% of the membership interests in Black Pearl Equities II, LLC. The membership interests in Holdings are owned 50% by Abraham Schwartz and 50% by Schneur Zalman Schapiro.

SUBSIDIARIES; EQUITY OWNERSHIP

SUBSIDIARY	FORM	JURISDICTION OF ORGANIZATION	DIRECT OWNER OF EQUITY INTEREST
Global Fairland Property, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Global Fairland, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Southern Tulsa TLC, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Southern Tulsa, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Southern Tulsa ALF Property, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Southern Hills Rehab Center, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Southern Hills Retirement Center, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.

Schedule 5.17 – Page 1

SUBSIDIARY	FORM	JURISDICTION OF ORGANIZATION	DIRECT OWNER OF EQUITY INTEREST
Southern Hills ALF, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Global Quapaw, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Global Higher Call Nursing, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
Edwards Redeemer Property Holdings, LLC	Limited liability company	Georgia	Selectis Health, Inc.
TIAPS Rehab Center, LLC	Limited liability company	Oklahoma	Selectis Health, Inc.
High Street Nursing, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Global Meadowview, LLC	Limited liability company	Ohio	Selectis Health, Inc.
GL Nursing, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Barnes Street Health & Rehab, LLC	Limited liability company	Arkansas	Selectis Health, Inc.
Selectis Propco Management, LLC	Limited liability company	Colorado	Selectis Health, Inc.
Selectis Management, LLC	Limited liability company	Colorado	Selectis Health, Inc.
Dodge NH, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Selectis Sparta, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Selectis Warrenton, LLC	Limited liability company	Georgia	Selectis Health, Inc.

Schedule 5.17 – Page 2

SUBSIDIARY	FORM	JURISDICTION OF ORGANIZATION	DIRECT OWNER OF EQUITY INTEREST
Global Abbeville Property, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Global Eastman, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Providence HR, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Atl/Warr, LLC	Limited liability company	Georgia	Selectis Health, Inc.
Global Abbeville, LLC	Limited liability company	Georgia	Selectis Health, Inc.

Schedule 5.17 – Page 3

SCHEDULE 5.19

SENIOR DEBT

[See attached]

AGENT AND LENDERS:

Milrose Capital, LLC, a Delaware limited liability company, as a Lender and as Agent

By:
Name:	Jacob Sod
Title:	Authorized Signatory

SCG Experts Corp., a Florida corporation, as a Lender

By:
Name:	Joel M. Epstein
Title:	Authorized Signatory

SCHEDULE 16

NOTICE ADDRESSES

If to the Agent or Milrose:

c/o Y. Schwartz PC

411 Blvd of the Americas, Suite 201

Lakewood, New Jersey 08701

Attn: Yisroel Schwartz (yschwartz@yslawpc.com)

If to SCG:

c/o Y. Schwartz PC

411 Blvd of the Americas, Suite 201

Lakewood, New Jersey 08701

Attn: Yisroel Schwartz (yschwartz@yslawpc.com)

If to any Credit Party:

c/o Black Pearl Equities LLC

901 Myrtle Avenue

Brooklyn, New York 11206

Attn: Abraham Schwartz (as@blackpearlequities.com) and Schneur Zalman Schapiro (zs@blackpearlequities.com)